Press Release

SANTANDER BANCORP REPORTS EARNINGS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005

  Net income for the quarter ended September 30, 2005 reached $17.1 million, or $0.37 per share, compared to net income of $21.9 million, or $0.47 per share reported for the third quarter of 2004.

  Net income for the nine-month period ended September 30, 2005 reached $61.8 million, or $1.33 per share in comparison to $63.1 million or $1.35 per share for the nine-month period ended September 30, 2004.

  Net income before income taxes for the quarter ended September 30, 2005 amounted to $23.2 million compared to net income before income taxes of $23.5 million for the same quarter of 2004.

  Net income before income taxes for the nine-month period ended September 30, 2005 reached $83.0 million, a 23.5% increase over $67.2 million for the nine-month period ended September 30, 2004.

  Non-interest income for the third quarter of 2005 improved 1.0% reaching $28.7 million, compared to $28.4 million for the same period in 2004. Non-interest income improved 13.9% for the nine-month period ended September 30, 2005 when compared to the same period in 2004.

  Net loans, including loans held for sale, reached $6.1 billion as of September 30, 2005, an increase of 18.1% when compared to net loans as of September 30, 2004.

  Deposits totaled $5.9 billion as of September 30, 2005, an increase of $1.4 billion or 30.0%, compared with $4.5 billion at September 30, 2004.

  Total assets reached $8.7 billion as of September 30, 2005, a 9.3% improvement over total assets of $8.0 billion as of September 30, 2004.

  Non-performing loans to total loans improved to 1.15% as of September 30, 2005, from 1.84% as of September 30, 2004, a reduction of 69 basis points.

  As of September 30, 2005, the allowance for loan losses to non-performing loans reached 92.82% an improvement of 1,977 basis points from 73.05% as of September 30, 2004, , and 1,377 basis points from 79.05% as of December 31, 2004.

  The common stock dividend for the third quarter of 2005 was $0.16 compared to $0.11 for the same period in 2004, resulting in a current annualized dividend yield of 2.60%.

San Juan, Puerto Rico, October 27, 2005 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) ("the Company"), reported today its unaudited financial results for the quarter and the nine-month period ended September 30, 2005. Net income for the quarter ended September 30, 2005 reached $17.1 million, compared to net income of $21.9 million reported during the third quarter of 2004. The decrease in net income for the quarter ended September 30, 2005 compared to the same period in 2004 was principally due to an increase in income tax expense. For the nine-month period ended September 30, 2005, net income amounted to $61.8 million, as compared to net income of $63.1 million for the nine-month period ended September 30, 2004.

Net income for the quarter ended September 30, 2005 reached $17.1 million or $0.37 per common share compared to net income for the quarter ended September 30, 2004 of $21.9 million or $0.47 per common share. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 11.84% and 0.80%, respectively, for the quarter ended September 30, 2005, compared to 17.1% and 1.10%, respectively, for the third quarter of 2004. Net income before income taxes for the quarter ended September 30, 2005 amounted to $23.2 million, reflecting a slight decline over net income before income taxes of $23.5 million for the same quarter of 2004. The provision for income tax amounted to $6.1 million for the third quarter of 2005, increasing the effective tax rate to 26.3% from 6.8% for the same quarter of 2004. The income tax provision for the quarter ended September 30, 2004 amounted to $1.6 million. The increase in the provision for income tax during 2005 was due in part to higher taxable income in 2005 than in 2004 due to a change in the composition of the Corporation's taxable and tax-exempt assets over those periods. Additionally, during the third quarter of 2005, the Legislature of Puerto Rico approved a temporary, two-year surtax of 2.5% for corporations effective for taxable years beginning after December 31, 2004, which would increase the maximum marginal tax rate from 39% to 41.5%. The provision for income tax for the quarter and nine-month period ended September 30, 2005 includes the retroactive effect of this adjustment in the amount of $1.3 million.

The Efficiency Ratio for the quarters ended September 30, 2005 and 2004 were 66.25% and 61.97%, respectively.

Net income for the nine-month period ended September 30, 2005 reached $61.8 million or $1.33 per common share as compared to $63.1 million or $1.35 per common share for the same period in 2004. Annualized ROE and ROA were 14.20% and 1.00%, respectively, for the nine-month period ended September 30, 2005, compared to ROE and ROA of 17.21% and 1.12%, respectively, for the same period in 2004. Net income before income taxes for the nine-month period ended September 30, 2005 reached $83.0 million, a 23.5% increase over $67.2 million for the nine-month period ended September 30, 2004. The provision for income tax amounted $21.2 million for the nine month period ended September 30, 2005, increasing the effective tax rate to 25.5% from 6.1% for the same nine-month period of 2004. The income tax provision for the nine-month period ended September 30, 2004 amounted to $4.1 million.

The Efficiency Ratio1 for the nine-month period ended September 30, 2005 reflected an improvement of 124 basis points, reaching 63.41% compared to 64.65% for the nine-month period ended September 30, 2004.

Income Statement

The $4.8 million reduction in net income for the quarter ended September 30, 2005 compared to the same period in 2004 was principally due to an increase of $4.5 million in income tax expense and an increase in operating expenses of $2.1 million. These changes were partially offset by a lower provision for loan losses of $2.4 million.

The decline of $1.3 million in net income for the nine-month period ended September 30, 2005 compared to the amount reported for the same period in 2004 was principally due to increments of $17.1 million in income tax expense and $3.4 million in operating expenses. These increments were partially offset by a reduction of $6.4 million or 29.3% in the provision for loan losses, and increases in non-interest income of $12.2 million or 13.9% and of $0.7 million in net interest income.

Net interest margin1 for the third quarter of 2005 was 2.80% compared with 3.19% for the third quarter of 2004. This decrease of 39 basis points in net interest margin1 was mainly due to a rise of 103 basis points in the average cost of interest bearing liabilities due to short-term interest rate increases as a result of the revisions by the Federal Reserve of the discount rate by a total of 275 basis points during the period from June 2004 to September 2005. The average yield on interest earning assets increased 49 basis points also as a result of the higher interest rate scenario. This improvement was a result of an increase in the yield on average net loans and interest bearing deposits, partially offset by a decrease in the yield of the investment portfolio.

Compared to the sequential quarter ended June 30, 2005, the decline in the net interest margin1 was 14 basis points. This reduction was mainly due to an increase of 21 basis points in the cost of funding earning assets, and a reduction of 45 basis points in the average yield of the investment securities portfolio, which was offset by an increment of 22 basis points in the average yield of the loan portfolio for a total increase of 8 basis points in the average yield of earning assets. Also, there was an increase of 26 basis points in the cost of funds of average time deposits which impacted the yield on average interest bearing liabilities. The decline in net interest margin1 was partly due to rising short-term interest rates and a flattening yield curve, which caused borrowing costs to increase at a faster rate than the yield on earning assets.

For the third quarter of 2005 average interest earning assets grew by $467.1 million and average interest bearing liabilities increased $392.9 million compared to the same period in 2004. The increment in average interest earning assets compared to the third quarter of 2004 was driven by an increase in average net loans of $1.2 billion which was partially offset by a decrease in average investment securities of $0.7 million. The reduction in investment securities is mainly attributed to the sale of $785 million of securities during the first quarter of 2005 resulting in a decline in the yield on investment securities of 78 basis points from 4.94% for the quarter ended September 30, 2004 to 4.16% for the quarter ended September 30, 2005, which further explains the reduction in net interest income for the quarter. The above mentioned sale generated a gain of $16.9 million that was partially offset by a loss of $6.7 million on the extinguishment of certain term repo transactions that were funding part of the securities sold. The increase in average interest bearing liabilities of $392.9 million was driven by an increase in average time deposits of $1.2 billion, partially offset by a decrease in average borrowings of $775.1 million as compared to the quarter ended September 30, 2004.

Net interest margin1 for the nine-month period ended September 30, 2005 was 2.94% compared with 3.28% for the same period in 2004. This decline of 34 basis points in net interest margin1 was mainly due to an increment of 82 basis points in the average cost of interest bearing liabilities due to short-term interest rate increases, while the average yield of interest earnings assets increased by 37 basis points. Average net loans increased $1.3 billion or 27.7% for the nine-month period ended September 30, 2005 compared to the same period in 2004. This increment was partially offset by a reduction in average investment securities of $626.2 million and an increment in average interest bearing liabilities of $577.5 or 9.3% as compared to September 30, 2004.

The provision for loan losses reflected a reduction of $2.4 million or 33.8% from $7.0 million for the quarter ended September 30, 2004 to $4.7 million for the third quarter in 2005. For the nine-month period ended September 30, 2005, the reduction in the provision for loan losses was $6.4 million or 29.3% compared to the same period in 2004. The reduction in the provision for loan losses was due to a 52.7% decrease in non-performing loans (excluding mortgage loans2) which are down to $27.1 million as of September 30, 2005, from $57.3 million as of September 30, 2004, and $51.3 million as of December 31, 2004.

For the quarter ended September 30, 2005, other income reached $28.7 million compared to $28.4 million reported for the same period in 2004. There were increases of 9.4% in bank charges, fees and others and 10.1% in broker-dealer, asset management and insurance fees, that were offset by lower gains on sale of securities, gains on mortgage servicing rights ("MSRs") recognized on loans sold with servicing retained and losses on derivatives.

For the nine-month period ended September 30, 2005, other income increased $12.2 million or 13.9% to $100.2 million from $88.0 million compared to the same period in 2004. This increase was the result of higher gain on sale of securities of $6.4 million. During March 2005, the Company sold $785 million of investment securities and realized a gain of $16.9 million. This gain was partially offset by a loss of $6.7 million on the extinguishment of certain term repo transactions that were funding part of the securities sold. During the nine-month period ended September 30, 2005, there was a higher gain on sale of loans of $8.0 million as a result of sales of mortgage loans and the sale of certain previously charged off consumer loans to an unrelated third party. Further explaining the increment in other income for the nine-month period ended September 30, 2005, there was an increase in the gain on derivatives of $1.7 million and higher broker-dealer, asset management and insurance fees of $2.4 million. These gains were partially offset by a loss on extinguishment of debt of $6.0 million and nonrecurring gains on sale of building (in 2004) of $2.8 million.

For the quarters ended September 30, 2005 and 2004, the Efficiency Ratio3 was 66.25% and 61.97%, respectively. This increase was mainly the result of lower revenues and higher operating expenses during the third quarter of 2005. For the nine-month period ended September 30, 2005, the Efficiency Ratio3 improved 124 basis points to 63.41% from 64.65% for the same period in 2004. This improvement was the result of higher revenues partially offset by an increase of $3.4 million in other operating expenses.

Operating expenses increased $2.1 million or 3.9% from $53.9 million for the quarter ended September 30, 2004 to $55.9 million for the quarter ended September 30, 2005. This increase was due to an increase in salaries and employee benefits of $1.2 million together with an increase in other operating expenses of $0.9 million. The increase in salaries and employee benefits was due to an increase of $0.4 million in commissions and bonuses, of $0.2 million in salaries and a decrease of $0.6 million in expenses deferred as loan origination costs (as a result of lower standard costs of originating consumer loans). Other operating expenses reflected an increase of $0.9 million as a result of increases in occupancy costs, EDP servicing expense, business promotion and provision for repossessed assets and related expenses that were partially offset by decreases in professional fees and collections and related legal costs.

For the nine-month period ended September 30, 2005, operating expenses increased $3.4 million or 2.1% when compared to the same period in 2004. There was an increase of $3.3 million in salaries and employee benefits and an increase of $0.2 million in other operating expenses. The increase in salaries and employee benefits was due to a decrease of $2.4 million in expenses deferred as loan origination costs (as a result of lower standard costs of originating consumer loans) and an increase in salaries of $0.9 million.

Balance Sheet

Total assets as of September 30, 2005 increased by $738.1 million or 9.3% to $8.7 billion compared to $8.0 billion as of September 30, 2004, and $357.3 million or 4.3% compared to total assets of $8.3 billion as of December 31, 2004. As of September 30, 2005, there was an increase of $942.4 million in net loans, including loans held for sale (further explained below) compared to September 30, 2004 balances and $629.2 million compared to December 31, 2004 balances. The investment securities portfolio decreased by $182.2 million, from $1.9 billion as of September 30, 2004 to $1.7 billion as of September 30, 2005.

The net loan portfolio, including loans held for sale, reflected an increase of 18.1% or $942.4 million, reaching $6.1 billion at September 30, 2005, compared to the figures reported as of September 30, 2004. Compared to December 31, 2004, the net loan portfolio grew by $629.2 million or 11.4% from $5.5 billion. The mortgage loan portfolio at September 30, 2005 grew $624.3 million or 25.9% compared to September 30, 2004 and $450.5 million or 17.5% compared to December 31, 2004. The commercial loan portfolio (including construction loans) and the consumer loan portfolio also reflected growth of $220.3 million or 9.1% and $93.2 million or 20.8%, respectively, as of September 30, 2005, compared to September 30, 2004. Compared to December 31, 2004 the commercial and consumer loan portfolios reflected increases of $88.7 million or 3.5% and $86.9 million or 19.1%, respectively. Compared to the sequential quarter ended June 30, 2005, the annualized growth in the mortgage, commercial and consumer loan portfolio was 18.4%, 0.4% and 23.2%, respectively. The annualized growth in the consumer loan portfolio is attributable to an increment of 38.9% and 16.8% in credit cards and other consumer loans, respectively.

Mortgage loans originated during the third quarter of 2005 reached $179.5 million and net purchases were $113.2 million, comprised of $200.1 million of loans purchased and $87.0 million of loans sold. Mortgage loan originations for the nine-month period ended September 30, 2005 reached $556.9 million and net purchases were $257.7 million comprised of $490.0 million loans purchased and $232.4 million loans sold.

Deposits at September 30, 2005 reflected an increase of $1.4 billion or 30.0%, compared to deposits of $4.5 billion as of September 30, 2004 and $1.1 billion or 23.6%, compared to deposits of $4.7 billion as of December 31, 2004, respectively. Total borrowings at September 30, 2005 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, and term and capital notes) decreased $752.3 million or 27.2% and $852.4 million or 29.8%, compared to borrowings at September 30, 2004 and December 31, 2004, respectively.

Financial Strength

Non-performing loans to total loans as of September 30, 2005 was 1.15%, a 69 basis point improvement over the reported 1.84% as of September 30, 2004, and a 42 basis point improvement over the reported 1.57% as of December 31, 2004. Non-performing loans at September 30, 2005 amounted to $71.2 million, a 26.5% improvement compared to $96.8 million as of September 30, 2004, and an 18.7% improvement compared to $87.5 million as of December 31, 2004. There had been an improving trend in this indicator during 2004, which has continued throughout 2005.

The annualized ratio of net charge-offs to average loans for the nine-month period ended September 30, 2005 improved 18 basis points to 0.42% from 0.60% reported for the nine-month period ended September 30, 2004.

The allowance for loan losses to total non-performing loans at September 30, 2005 improved to 92.82% compared to 73.05% at September 30, 2004 and 79.05% at December 31, 2004. Excluding non-performing mortgage loans2 (for which the Company has historically had a minimal loss experience) this ratio is 243.9% at September 30, 2005 compared to 123.4% as of September 30, 2004 and 135.0% as of December 31, 2004. The allowance for loan losses represents 1.06% of total loans as of September 30, 2005, a 28 basis point reduction over 1.34% reported as of September 30, 2004 and an 18 basis point reduction over the 1.24% reported as of December 31, 2004. The allowance for loan losses to total loans excluding mortgage loans as of September 30, 2005 was 2.08% compared to 2.47% at September 30, 2004 and 2.30% at December 31, 2004.

As of September 30, 2005, total capital to risk-adjusted assets (BIS ratio) reached 11.88% and Tier I capital to risk-adjusted assets and leverage ratios were 9.41% and 6.38%, respectively.

Customer Financial Assets Under Control

As of September 30, 2005, the Company had $13.6 billion in Customer Financial Assets Under Control, which represents a 12.6% or $1.5 billion increase over balances as of September 30, 2004. This is a significant part of the financial assets of Puerto Rico households and reflects the Company's strong positioning in its primary market. Customer Financial Assets Under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management.

Shareholder Value

During the nine-month period ended September 30, 2005, Santander BanCorp declared a cash dividend of 48 cents per common share, resulting in a current annualized dividend yield of 2.60%. Market capitalization reached approximately $1.1 billion (including affiliated holdings) as of September 30, 2005.

There were no stock repurchases during 2005 and 2004 under the Stock Repurchase Program. As of September 30, 2005, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). 89% of the outstanding common stock of Santander BanCorp is owned by Banco Santander Central Hispano, S.A (Santander). The Company has three wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 64 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,400 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Santander (SAN.MC, STD.N) is the 9th largest bank in the world by market capitalization and the largest in the Euro Zone. Founded in 1857, Santander has 63 million customers, 10,099 offices and a presence in over 40 countries. It is the largest financial group in Spain and Latin America, and is a major player elsewhere in Europe, including the United Kingdom through its Abbey subsidiary and Portugal, where it is the third largest banking group. Through Santander Consumer it also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In 3Q05, Santander recorded €3.878 million in net attributable profits, 36.8% more than in the previous year.

In Latin America, Santander manages over US$140 billion in banking business volumes (loans, deposits and mutual funds) through 4,100 offices in 10 countries.

Projected calendar for SBP reporting 2005 quarterly financial results

Fourth quarter results - January 27, 2006

For more information contact:

María Calero (787) 777-4437

Evelyn Vega (787) 777-4546

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

1. On a tax equivalent basis.

2. Mortgage loans include residential mortgages, commercial loans with real estate collateral, consumer loans with real estate collateral. They exclude construction loans.

3. On a tax equivalent basis, excluding gains on sales of securities, loss on extinguishment of debt during 2005, and gain on the sale of a building during 2004.